Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14(a)-6(e)(2))
[ ]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[X]   Soliciting Materials Pursuant to ss.240.14a-12

                          Bradley Pharmaceuticals, Inc.
                (Name of Registrant as Specified In Its Charter)


                        Costa Brava Partnership III L.P.
                                  Seth W. Hamot
                                Douglas E. Linton
                                  John S. Ross

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]   No fee required
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1)  Title of each class of securities to which transaction applies: N/A

      (2)  Aggregate number of securities to which transaction applies: N/A

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

      (4)  Proposed maximum aggregate value of transaction: N/A

      (5)  Total fee paid: N/A

[ ]   Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identifying the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)  Amount Previously Paid:  N/A

      2)  Form, Schedule or Registration Statement No.:  N/A

      3)  Filing Party:  N/A

      4)  Date Filed:  N/A

         On July 18, 2006, Costa Brava Partnership III L.P. issued a press release relating to Bradley Pharmaceuticals, Inc. A copy of the press release is filed herewith as Exhibit 1.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO SOLICITATION OF PROXIES BY COSTA BRAVA PARTNERSHIP III L.P. AND ITS AFFILIATES FROM THE STOCKHOLDERS OF BRADLEY PHARMACEUTICALS, INC. FOR USE AT ITS ANNUAL MEETING (A) WHEN AND IF THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN ANY SUCH PROXY SOLICITATION, AND (B) WHEN AND IF COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF BRADLEY PHARMACEUTICALS, INC. AND WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE POTENTIAL PARTICIPANTS IN A POTENTIAL PROXY SOLICITATION IS CONTAINED IN EXHIBIT 2 TO THIS SCHEDULE 14A FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY COSTA BRAVA PARTNERSHIP III L.P. ON JULY 18, 2006. THIS SCHEDULE 14A IS AVAILABLE AT NO CHARGE ON THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV.

                                                                       Exhibit 1
                                                                       ---------

PRESS RELEASE



     COSTA BRAVA SUBMITS DIRECTOR NOMINEES TO BRADLEY PHARMACEUTICALS, INC.

       NOMINEES WOULD BE DEDICATED TO ENHANCING VALUE FOR ALL STOCKHOLDERS



Boston, MA- July 18, 2006 -- Today, Costa Brava Partnership III L.P. submitted three nominees for the Board of Directors of Bradley Pharmaceuticals, Inc. (NYSE: BDY) to the company's Nominating and Corporate Governance Committee. These nominees include Douglas Linton, John Ross and Seth Hamot. Costa Brava is one of Bradley's largest shareholders, owning 1,607,700 shares, or approximately 9.5%, of Bradley's outstanding common stock, and has requested that these candidates be considered for inclusion as part of the company's slate of nominees for election by the common stock holders at the upcoming 2006 annual meeting later in the third quarter of 2006. Should the Nominating and Corporate Governance Committee decide not to accept these three individuals as part of the company's slate, Costa Brava has notified the company that Costa Brava intends to nominate these individuals for election as directors and to solicit proxies for their election in a contested election. Costa Brava has hired MacKenzie Partners, Inc. to assist in the solicitation of proxies.

Costa Brava's Seth W. Hamot, who is also a nominee, commented on the candidates:
"Costa Brava has selected industry professionals that are tremendously qualified to address the opportunities and challenges facing Bradley. Specifically, Doug Linton's past responsibilities at Cardinal Health, Inc. will allow him to help manage the product returns and return reserve provisioning which have plagued the company. John Ross's years at MetaWorks, Inc. will aid Bradley in the effective 2007 implementation, in conjunction with MediGene, of the new Polyphenon E Ointment products. John is also qualified to help Bradley maintain a drug portfolio with increased patent protection going forward. Finally, as one of the largest two holders of Bradley common stock, Costa Brava is committed to helping Bradley generate greater shareholder value."

Mr. Hamot continued, "Today's financial and regulatory environment is different than that which existed when the company was much smaller. With Bradley's financial restatements now in the past, and its recently achieved status as a current filer, Bradley now needs Board leadership better suited to this new environment. While Bradley's management has built a company with a solid foundation, the challenges facing the company are significant and there are a number of areas best addressed by new directors with relevant skill sets. Over the last two years, issues with both financial control and transparency, both of which the current Board of Directors was charged with overseeing, have obscured a skilled defense of the Adoxa and Keralac brands and an attempt to gain greater patent protection for the Bradley product portfolio. We look forward to our nominees sitting on the Board after the 2006 meeting and working with the company's Class B directors to help the company improve performance. Costa Brava sincerely hopes that a single slate of directors can be presented to the shareholders for their approval."

Doug Linton
-----------
As the senior purchasing executive at Cardinal Health in the 1980s and early 90s, Douglas Linton played a key role in developing the sophisticated purchasing programs and systems that powered Cardinal's consolidation strategy from a small regional player to the most profitable of the "Big Three" drug wholesalers. After delivering similar results for two regional drug wholesalers, Doug returned to Cardinal to create their very successful Fee-for-Service program for smaller manufacturers. Since joining ValueCentric, LLC ( http://www.valuecentric.com ) in November, 2005, he has been consulting with branded pharmaceutical manufacturers on Fee-for-Service strategies and the use of wholesaler sales and inventory data. He graduated with a degree in Economics with honors from the College of Wooster (Ohio) and received an MBA from Carnegie-Mellon University.

John Ross
---------
John Ross was a co-founder, investor, and board member of MetaWorks Inc. MetaWorks, formed in 1993, is a healthcare information management business providing clients with state-of-the-art statistical techniques, particularly meta-analyses and cross design syntheses, to evaluate clinical data. MetaWorks' systematic reviews and meta-analytic services can be employed to support regulatory approvals and product claims, establish competitive knowledge, assist management in making strategic clinical research decisions, and establish pharmacoeconomic claims.

Clients of MetaWorks include pharmaceutical and device firms, hospital chains, as well as regulatory, education and research agencies of domestic and international governments. In 1997 MetaWorks was the only private, for profit organization designated by the Agency for Healthcare Research and Quality (AHRQ) as an Evidence-Based Practice Center (EPC). Earlier in 2006, Mr. Ross sold his interest in MetaWorks to a larger, global provider of evidenced-based services and information to the pharmaceutical and life science industries. He graduated with a Bachelors of Commerce from McMaster University in Ontario, Canada, and received an MBA from Boston University. Mr. Ross also completed Harvard Business School's Owner/President Management (OPM) Program.

Seth Hamot
----------
Seth Hamot has been the managing member of the Costa Brava partnerships since 1997. Prior to that time he was one of the partners of the Actionvest entities. Both Costa Brava and Actionvest are investment funds that focus on turnaround situations, defaulted and distressed debt, and complex litigation. He has served as a director of distressed firms and on creditor committees of bankrupt companies. Mr. Hamot graduated with a degree in Economics from Princeton University.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO SOLICITATION OF PROXIES BY COSTA BRAVA PARTNERSHIP III L.P. AND ITS AFFILIATES FROM THE STOCKHOLDERS OF BRADLEY PHARMACEUTICALS, INC. FOR USE AT ITS ANNUAL MEETING (A) WHEN AND IF THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN ANY SUCH PROXY SOLICITATION, AND (B) WHEN AND IF COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF BRADLEY PHARMACEUTICALS, INC. AND WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE POTENTIAL PARTICIPANTS IN A POTENTIAL PROXY SOLICITATION WILL BE CONTAINED IN
EXHIBIT 2 TO THE SCHEDULE 14A FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY COSTA BRAVA PARTNERSHIP III L.P. ON JULY 18, 2006. THE SCHEDULE 14A WILL BE AVAILABLE AT NO CHARGE ON THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV.

                                                                       Exhibit 2
                                                                       ---------

         The following individuals may be deemed to be participants in the solicitation pursuant to Instruction 3 to Item 4 of Schedule 14A: Costa Brava Partnership III L.P. ("Costa Brava"), Seth W. Hamot, Douglas E. Linton and John
S. Ross. Messrs. Hamot, Linton, and Ross are referred to herein as "Nominees."

         Costa Brava is a Delaware limited partnership with its principal business address at 420 Boylston Street, Boston, MA 02116. Seth W. Hamot is the president of Roark, Rearden & Hamot, LLC, which is the general partner of Costa Brava Partnership III L.P. Costa Brava has an interest in the election of directors of Bradley Pharmaceuticals, Inc. ("Bradley") through (1) its beneficial ownership of 1,640,700 shares of common stock, $0.01 par value per share ("Common Stock") of Bradley, (2) the nomination of Mr. Hamot, who is the President of Roark, Rearden & Hamot, LLC, the general partner of Costa Brava, and (3) indemnification agreements that Costa Brava intends to enter into with each Nominee pursuant to which Costa Brava will indemnify, defend and hold harmless the Nominees against certain losses. Costa Brava disclaims beneficial ownership of 33,000 of such shares that are held through separate accounts that are deemed to be beneficially owned by Mr. Hamot.

         During the past two years, Costa Brava and separate accounts deemed to be beneficially owned by Mr. Hamot purchased the Common Stock of Bradley Pharmaceuticals, Inc. disclosed on Annex A hereto. Costa Brava has also been party to certain call and put options with respect to the Common Stock of Bradley Pharmaceuticals, Inc. as disclosed on Annex A hereto.

         Mr. Hamot is the beneficial owner of 1,640,700 shares of Common Stock of Bradley, of which 1,607,700 of the shares are held through Costa Brava. The remaining 33,000 shares are held through separate accounts that are deemed to be beneficially owned by Mr. Hamot.

         Neither Mr. Linton nor Mr. Ross beneficially own shares of Common Stock of Bradley.

         Costa Brava has agreed to pay Mr. Linton and Mr. Ross $25,000 each in consideration of their agreement to stand as Nominees for election at the 2006 Annual Meeting of Stockholders.

         Costa Brava intends to enter into an indemnification agreement with each Nominee. The indemnification agreement would provide that Costa Brava will indemnify each Nominee from and against any losses incurred by any Nominee arising from such Nominee's role as a Nominee, with certain exceptions.

         We are not aware of any additional interest, direct or indirect, of Costa Brava or the Nominees in the solicitation.

                                                                         ANNEX A

Costa Brava Partnership III L.P. - Purchases of Common Stock

         During the past two years, Costa Brava Partnership III L.P. purchased the following shares of Common Stock of the Company:


Transaction              Date                    Shares                Price ($)

Purchase                 2/17/2005               25,000                13.31
Purchase                 2/22/2005               22,200                13.25
Purchase                 2/23/2005               2,800                 13.24
Purchase                 2/28/2005               35,000                10.25
Purchase                 3/2/2005                18,200                9.00
Purchase                 3/4/2005                25,000                8.23
Purchase                 3/4/2005                5,000                 8.33
Purchase                 3/7/2005                100,000               8.75
Purchase                 3/9/2005                20,000                8.81
Purchase                 3/11/2005               25,000                8.60
Purchase                 3/11/2005               45,800                8.70
Purchase                 3/14/2005               63,200                8.97
Purchase                 3/14/2005               50,000                9.08
Purchase                 3/15/2005               50,000                9.30
Purchase                 3/15/2005               25,000                9.61
Purchase                 3/16/2005               40,000                10.25
Purchase                 3/16/2005               15,000                10.08
Purchase                 3/17/2005               15,500                10.13
Purchase                 3/18/2005               10,000                9.47
Purchase                 3/18/2005               20,000                9.89
Purchase                 3/21/2005               15,000                9.41
Purchase                 3/21/2005               10,000                9.55
Purchase                 3/24/2005               5,000                 9.78
Purchase                 3/24/2005               10,000                9.69
Purchase                 3/29/2005               17,100                9.57
Purchase                 4/1/2005                10,200                9.37
Purchase                 4/5/2005                7,000                 9.10
Purchase                 4/6/2005                15,000                9.24
Purchase                 4/15/2005               5,300                 8.94
Purchase                 4/26/2005               6,800                 9.05
Purchase                 4/27/2005               16,000                9.04
Purchase                 4/29/2005               4,500                 9.05
Purchase                 4/29/2005               20,000                9.14
Purchase                 4/29/2005               10,000                9.19
Purchase                 5/11/2005               5,000                 8.43
Purchase                 5/17/2005               25,000                7.87
Purchase                 5/19/2005               2,500                 8.01
Purchase                 5/20/2005               7,400                 8.27
Purchase                 5/23/2005               5,000                 8.59
Purchase                 5/24/2005               10,000                8.83

Purchase                 5/25/2005               4,000                 9.00
Purchase                 6/7/2005                15,000                10.95
Purchase                 6/8/2005                25,000                10.72
Purchase                 6/9/2005                24,000                10.64
Purchase                 6/10/2005               6,100                 10.59
Purchase                 6/15/2005               10,200                10.85
Purchase                 6/16/2005               12,600                10.81
Purchase                 6/28/2005               10,000                10.81
Purchase                 7/15/2005               44,900                10.41
Purchase                 8/8/2005                4,000                 10.93
Purchase                 8/9/2005                9,400                 10.97
Purchase                 8/10/2005               15,000                10.92
Purchase                 8/26/2005               6,000                 10.63
Purchase                 8/30/2005               10,000                10.81
Purchase                 8/31/2005               10,000                10.76
Purchase                 9/28/2005               25,000                10.78
Purchase                 9/30/2005               10,000                10.87
Purchase                 10/5/2005               18,100                10.59
Purchase                 10/6/2005               10,200                10.49
Purchase                 10/7/2005               10,000                10.50
Purchase                 10/12/2005              10,000                9.87
Purchase                 10/12/2005              7,300                 10.07
Purchase                 10/14/2005              5,000                 10.95
Purchase                 10/14/2005              10,000                11.40
Purchase                 10/21/2005              10,000                11.54
Purchase                 11/15/2005              10,000                12.55
Purchase                 11/16/2005              10,000                12.64
Purchase                 12/2/2005               10,000                12.32
Purchase                 12/8/2005               10,000                12.54
Purchase                 12/9/2005               15,000                12.60
Purchase                 12/12/2005              110,000               10.91
Purchase                 12/14/2005              60,000                9.86
Purchase                 12/15/2005              25,000                10.06
Purchase                 12/15/2005              50,000                10.08
Purchase                 1/31/2006               35,000                11.68
Purchase                 5/22/2006               25,000                12.87
Purchase                 5/22/2006               5,000                 12.92
Purchase                 6/23/2006               75,000                12.08
Purchase                 6/26/2006               25,000                11.50
Purchase                 6/28/2006               1,400                 15.00

TOTAL                                            1,607,700

         During the past two years, accounts that are deemed to be beneficially owned by Mr. Hamot made the following purchases of Common Stock of the Company. Costa Brava Partnership III L.P. disclaims beneficial ownership of these shares.


Transaction              Date                    Shares                  Price

Purchase                 3/8/2005                2,000                   8.88
Purchase                 4/6/2005                2,000                   9.319
Purchase                 4/12/2005               1,000                   9.12
Purchase                 4/12/2005               1,000                   9.14
Purchase                 4/12/2005               1,000                   9.16
Purchase                 4/12/2005               1,400                   9.127
Purchase                 4/12/2005               100                     9.08
Purchase                 4/12/05                 500                     9.2
Purchase                 4/25/2005               3,300                   8.96
Purchase                 4/25/2005               1,400                   8.881
Purchase                 4/25/2005               300                     8.95
Purchase                 10/11/2005              7,000                   10.188
Purchase                 12/2/2005               5,000                   12.21
Purchase                 1/31/2006               1,000                   11.996
Purchase                 4/10/2006               5,000                   13.19
Purchase                 4/10/2006               1,000                   13.497

TOTAL                                            33,000

         Costa Brava Partnership III L.P. was previously party to the following call options with respect to Common Stock of the Company. Each contract was with respect to 100 shares of Common Stock.

                               Number of
                               Contacts     Price per
                  Date of       Bought      Underlying
Transaction     Transaction     (Sold)      Share ($)    Contract Description

Buy             5/16/2005    100           0.33          July 2005 $10.00 Call
Buy             5/17/2005    400           0.31          July 2005 $10.00 Call
Buy             5/19/2005    80            0.33          July 2005 $10.00 Call
Buy             5/20/2005    51            0.43          July 2005 $10.00 Call
Buy             5/25/2005    118           0.53          July 2005 $10.00 Call
Buy             9/6/2005     35            1.53          Oct 2005 $10.00 Call
Buy             9/6/2005     30            1.53          Oct 2005 $10.00 Call
Buy             9/6/2005     35            1.53          Oct 2005 $10.00 Call
Buy             9/6/2005     25            0.38          Oct 2005 $12.50 Call
Buy             9/6/2005     5             0.38          Oct 2005 $12.50 Call
Buy             9/6/2005     15            0.38          Oct 2005 $12.50 Call
Buy             9/6/2005     20            0.38          Oct 2005 $12.50 Call
Buy             9/6/2005     25            0.38          Oct 2005 $12.50 Call
Buy             9/6/2005     25            0.38          Oct 2005 $12.50 Call
Buy             9/6/2005     20            0.38          Oct 2005 $12.50 Call
Buy             9/6/2005     25            0.38          Oct 2005 $12.50 Call

Buy             9/6/2005     30            0.38          Oct 2005 $12.50 Call
Buy             9/7/2005     25            0.38          Oct 2005 $12.50 Call
Buy             5/1/2006     90            0.69          May 2006 $15.00 Call
Buy             5/1/2006     25            0.25          May 2006 $17.50 Call
Buy             5/1/2006     30            0.35          Jun 2006 $17.50 Call
Buy             5/12/2006    201           0.25          Jun 2006 $17.50 Call


Sell            6/7/2005     100           1.24          July 2005 $10.00 Call
Sell            6/7/2005     200           1.24          July 2005 $10.00 Call
Sell            7/18/2005    200           0.38          July 2005 $10.00 Call
Sell            7/18/2005    80            0.38          July 2005 $10.00 Call
Sell            7/18/2005    51            0.38          July 2005 $10.00 Call
Sell            7/18/2005    118           0.38          July 2005 $10.00 Call
Sell            10/21/2005   35            1.53          Oct 2005 $10.00 Call
Sell            10/21/2005   30            1.53          Oct 2005 $10.00 Call
Sell            10/21/2005   35            1.53          Oct 2005 $10.00 Call



Expired         10/24/2005   25            -             Oct 2005 $12.50 Call

Expired         10/24/2005   5             -             Oct 2005 $12.50 Call

Expired         10/24/2005   15            -             Oct 2005 $12.50 Call

Expired         10/24/2005   20            -             Oct 2005 $12.50 Call

Expired         10/24/2005   25            -             Oct 2005 $12.50 Call

Expired         10/24/2005   25            -             Oct 2005 $12.50 Call

Expired         10/24/2005   20            -             Oct 2005 $12.50 Call

Expired         10/24/2005   25            -             Oct 2005 $12.50 Call

Expired         10/24/2005   30            -             Oct 2005 $12.50 Call

Expired         10/24/2005   25            -             Oct 2005 $12.50 Call

Expired         5/22/2006    90            -             May 2006 $15.00 Call

Expired         5/22/2006    25            -             May 2006 $17.50 Call

Expired         6/19/2006    30            -             Jun 2006 $17.50 Call

Expired         6/19/2006    201           -             Jun 2006 $17.50 Call


         Costa Brava Partnership III L.P. was or is party to the following put options with respect to Common Stock of the Company. Each contract was or is with respect to 100 shares of Common Stock. Upon the exercise of a contract by a holder, Costa Brava is obligated to purchase Common Stock from the holder at the price per share set forth under the heading "Contract Description".

                              Number of
                               Contacts     Price per
                  Date of       Bought      Underlying
Transaction     Transaction     (Sold)      Share ($)    Contract Description

Sale            12/15/2005   275           0.57          Jan 2006 $10.00 Put
Sale            5/2/2006     70            1.15          Nov 2006 $12.50 Put
Sale            5/12/2006    125           0.89          Aug 2006 $12.50 Put
Sale            5/12/2006    311           1.20          Nov 2006 $12.50 Put
Sale            5/12/2006    200           2.45          Nov 2006 $15.00 Put

Expired         1/23/2006    275           -             Jan 2006 $10.00 Put
Covered         6/28/2006    14(1)         2.44          Nov 2006 $15.00 Put






-----------------------
(1) Upon the exercise of fourteen (14) contracts by a holder, Costa Brava became obligated to purchase 1,400 shares of Common Stock from the holder at a purchase price of $15.00 per share. One hundred eighty six (186) of the contracts (November 2006 $15.00 Put) written and sold by Costa Brava on May 12, 2006 remain outstanding following such exercise.